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                                                                   EXHIBIT 10.70

                                                                     Rev. 8-9-99

                      SEVERANCE PLAN FOR ELIGIBLE EMPLOYEES
                             OF MICHAEL FOODS, INC.
                              AND ITS SUBSIDIARIES

     WHEREAS, Michael Foods, Inc. (the "Company") considers the establishment and maintenance of a sound and vital management team essential to protecting and enhancing its best interest and those of its various subsidiaries and the Company's shareholders; and

     WHEREAS, the Company recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control of the Company exists and that such possibility and the uncertainty and questions which it may raise among management and prospective management personnel may result in the departure or distraction of such personnel or the inability to hire key personnel to the detriment of the Company, its subsidiaries, and the Company's shareholders; and

     WHEREAS, accordingly, it has been determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the management personnel to their assigned duties without the distraction arising from the possibility of a Change in Control.

     NOW, THEREFORE, Michael Foods, Inc. hereby adopts the following compensation plan (the "Plan"):

     1. Definitions. The following definitions shall apply for purposes of this plan:

          a. "Cause" means (a) the willful and continued failure by Key Employee to substantially perform Key Employee's duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Key Employee by the Employer, which demand specifically identifies the manner in which the Employer believes that the Key Employee has not substantially performed Key Employee's duties; or (b) the willful engaging by Key Employee in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise. For purposes of this definition, no act or failure to act on Key Employee's part shall be considered "willful" unless done or omitted to be done by Key Employee not in good faith and without reasonable belief that Key Employee's action or omission was in the best interest of the Employer.

          b. "Change in Control" means a Change in Control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Company's Current Report on Form 8-K, as in effect on the effective date of this Plan, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or any employee benefit plan sponsored by the Company or a subsidiary of the Company, acquires (1) the power to elect, appoint or cause the election of appointment of at least a majority of the members of the Board of Directors of the Company through the acquisition, after the effective date of this Plan, of beneficial ownership of capital stock of the Company or otherwise, or (2) all, or substantially all, of the properties and assets of the Company; provided, however, that a Change in Control shall not be deemed to have occurred if (x) the acquisition of such power or properties and assets is pursuant to a merger, consolidation, or sale of properties and assets and (y) by reason of such transaction no person, or related persons


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          constituting a "group" for purposes of Section 13(d) of the Exchange
          Act shall acquire the power to elect, appoint or cause the election or appointment of a majority of the members of the Board of Directors of such successor or transferee.

          c. "Company" means Michael Foods, Inc., a Minnesota corporation.

          d. "Date of Termination" means: (a) If Key Employee's employment is terminated by Employee for Good Reason, the date specified in the Notice of Termination; and (b) if Key Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given.

          e. "Employer" means Michael Foods, Inc. and any direct or indirect subsidiary thereof.

          f. "Good Reason" means, after any Change in Control and without Key Employee's express written consent:

               (i) the assignment to Key Employee of any duties inconsistent with Key Employee's positions, duties, responsibilities and status with the Employer immediately prior to a Change in Control, or a change in Key Employee's reporting responsibilities, titles or offices as in effect immediately prior to a Change in Control, or any removal of Key Employee from, or any failure to re-elect Key Employee to, any of such positions, except in connection with the termination of Key Employee's employment for Cause, permanent disability, retirement, or by Key Employee other than for Good Reason, or as a result of Key Employee's death;

               (ii) a reduction in Key Employee's base salary in effect immediately prior to any Change in Control; or the failure by the Employer to increase such base salary each year after a Change in Control by an amount which at least equals, on a percentage basis, the mean average percentage increase in base salary for all employees similarly situated during the two (2) full calendar years immediately preceding a Change in Control;

               (iii) the Employer requiring Key Employee to be based anywhere other than the geographic location at which Key Employee was based immediately preceding the Change in Control except for required travel on business to an extent substantially consistent with the business travel obligations Key Employee experienced immediately preceding a Change in Control;

               (iv) the failure by the Employer to continue in effect benefit and compensation plans substantially equivalent to the benefit or compensation plans or arrangements in which Key Employee was participating immediately preceding any Change in Control; the taking of any action by the Employer not required by law which would adversely affect Key Employee's participation in or materially reduce Key Employee's benefits under any of such plans or deprive Key Employee of any material fringe benefit enjoyed by Key Employee at the time of the Change in Control, but this provision shall not apply to any stock option plan maintained by the Company prior to the Change in Control; or the failure by the Employer to provide Key Employee with the number of paid vacation days, holidays and personal days to which Key Employee was


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               then entitled in accordance with the Employer's normal leave policy in effect immediately preceding a Change in Control; or

               (v) any purported termination of Key Employee's employment by the Employer which is not effected pursuant to a Notice of Termination defined herein. Key Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          g. "Key Employee" means an employee of the Employer who has been selected for participation in this Plan by the Chief Executive Officer of the Company with the advice and consent of the Compensation Committee of the Board of Directors of the Company.

          h. "Notice of Termination" means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination of Key Employee's employment under the provision so indicated.

          i. "Total Annual Compensation" means the Key Employee's highest annual rate of salary with the Employer (excluding bonuses, benefits, allowances, etc.) within the three calendar year periods prior to the date of termination of employment; provided, that if the Key Employee has been employed by the Employer or a predecessor for less than three years, Total Annual Compensation shall mean the highest annualized salary during the period of employment.

          j. "Year of Service" means the number of years Key Employee has been employed by the Employer as of the date of termination including any fraction of a year as a whole year.

     2. Eligibility. A Key Employee shall be an employee entitled to the severance benefits provided herein if within 24 months following a Change in Control his or her employment is terminated, unless such termination was due to:

          a. Death;
          b. Permanent disability;
          c. Retirement;
          d. By the Employer for Cause; or
          e. By the Key Employee other than for Good Reason.

     3. Compensation and Benefits Payable. A Key Employee who becomes eligible to receive severance benefits under Section 2 hereof shall receive the following compensation and benefits:

          a. His or her base salary to the date of termination and all other benefits or compensation to which the Key Employee is entitled through the date of termination.

          b. A lump sum payment equal to one year's Total Annual Compensation for each Key Employee; provided, however, that the following officers shall receive a lump sum payment equal to two (2) times such Total Annual Compensation:

                James J. Kohler
                Mark D. Witmer
                Ronald W. Bergman
                James Mohr


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                Dean Sprinkle
                Arthur N. Papetti

          c. Health insurance coverage provided by the Company shall be maintained at the cost in effect at termination until the earlier of the date the Key Employee becomes eligible to participate in a health insurance plan of another employer or eighteen (18) months following Key Employee's termination of employment; and

          d. All benefits of Key Employee under the 401(k) plan of the Company shall become immediately and fully vested.

     Notwithstanding anything in this Section to the contrary, if any of the payments provided for in this Plan, together with any other payments which the Key Employee has the right to receive from the Company, the Employer or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Internal Revenue Code of 1986, as amended (the "Code") without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the payment pursuant to this Plan shall be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
Section 4999 of the Code; provided, however, that the determination as to whether any reduction in the payments under the Plan pursuant to this provision is necessary shall be made by the Company in good faith, and such determination shall be conclusive and binding on the Key Employee and the Company with respect to treatment of the payment for tax reporting purposes.

     4. Fees and Expenses. In the event Employer denies a claim made by Key Employee for benefits under this Plan, the Employer shall pay all reasonable legal and accounting fees and related expenses incurred by the Key Employee in seeking to obtain or enforce any right or benefit provided by this Plan after a Change in Control, including any such fees and expenses incurred in seeking advice with respect to the last paragraph of Section 3; provided, however, that the Key Employee shall be required to repay any such amounts to the Employer to the extent that an arbitrator issues a final and non-appealable order setting forth the determination that the position taken by the Key Employee was frivolous or advanced by him in bad faith.

     5. Agreement with Eligible Employees. The Company, and each subsidiary as the case may be, shall enter into a written agreement with each Key Employee in the form attached as Exhibit A hereto and the Company shall cause each subsidiary to take such action as is necessary to carry out the Plan.

     6. Withholding. The Employer shall have the right to deduct from all severance payments hereunder any taxes required by law to be withheld therefrom.

     7. No Right to Employment. Nothing in this Plan shall be construed as giving any person the right to be retained in the employment of the Employer, nor shall it affect the right of the Employer to dismiss an employee without any liability except as provided in the Plan or by law.

     8. Termination of Plan. This Plan shall continue in effect for a period of one year from the effective date unless the Plan is renewed by action of the Board of Directors of the Company prior to that date and any such extension or renewal thereof shall be on a year to year basis. The Board of Directors of the Company reserves the right to amend or terminate the Plan at any time prior to a Change in Control. After a Change in Control, this Plan shall remain in effect for twenty-four (24) months unless otherwise terminated by the Board of Directors with the consent of 80% of the Key Employees who were Key Employees at the time of the Change in Control.



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     9. Arbitration. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in Minneapolis, Minnesota by three arbitrators in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that the Key Employee shall be entitled to seek specific performance of his right to be paid during the pendency of any dispute or controversy arising under or in connection with this Plan. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 9.

     10. Governing Law. The Plan and any agreement entered into pursuant thereto shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

     11. Effective Date. The Plan shall be effective as of July 1, 1990.


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                                                                       Exhibit A
                               MICHAEL FOODS, INC.
                         PARTICIPANTS IN SEVERANCE PLAN
                    APPROVED FOR JULY 1, 1999 TO JULY 1, 2000

COMPANY EMPLOYED                                        POSITION                                           EMPLOYEE
----------------                                        --------                                           --------
Michael Foods, Inc.................................Assistant Treasurer...............................Mark D. Witmer*
Michael Foods, Inc.......................................C.I.O......................................Thomas C. Kelly
Michael Foods, Inc. ...........................V.P. - Human Resources.............................Ronald W. Bergman*
Michael Foods, Inc. - Distribution..................V.P. Distribution....................................James Mohr*
Michael Foods, Inc. - Sales....................E.V.P. Michael Foods Sales.............................Dean Sprinkle*
MICHAEL FOODS, INC. - SALES..................V.P. U.S. BUSINESS DEVELOPMENT............................PRES COLWELL
MICHAEL FOODS, INC. - SALES.........................V.P. FIELD SALES......................................RICH LICH
MICHAEL FOODS, INC. - SALES.........................V.P. FIELD SALES.....................................TOM NYKAMP
MICHAEL FOODS, INC. - SALES.........................V.P. FIELD SALES....................................MIKE LAWSON
MICHAEL FOODS, INC. - SALES.....................V.P. NATIONAL ACCOUNTS............................ DEBORAH NAISMITH
M.G. Waldbaum Co.......................................V.P. R&D...............................Hershell R. Ball, Jr.
M.G. Waldbaum Co.........................................C.F.O......................................Bradley L. Cook
M.G. Waldbaum Co....................................V.P. Operations......................................Ken Neishi
M.G. Waldbaum Co....................................V.P. Procurement....................................Terry Baker
M.G. Waldbaum Co..................................V.P. Live Production....................................Tim Bebee
M.G. Waldbaum Co..............................V.P. Industrial/Export Sales.......................Thomas Rechsteiner
Northern Star Co.........................................C.F.O.........................................Max Hoffmann
Crystal Farms RDC.................................Vice President, Wisco............................Russell P. Roedl
Crystal Farms RDC........................................C.F.O..........................................James Grosh
Crystal Farms RDC......................................V.P. Sales....................................Jeffrey Thomas
Kohler Mix Specialties, Inc........................V.P. Administration..............................Craig V. Miller
Kohler Mix Specialties, Inc.............................President.....................................James Kohler*
Kohler Mix Specialties, Inc..........................V.P. Operations....................................Erich Fritz
Kohler Mix Specialties, Inc.....................V.P. Business Development..............................Mark Johnson
Papetti's Hygrade....................................V.P. Controller..................................Mark Westphal
Papetti's Hygrade.......................................President................................Arthur N. Papetti*
Papetti's Hygrade...............................Executive Vice President...............................A.J. Papetti
Papetti's Hygrade...............................Executive Vice President............................Stephen Papetti
Papetti's Hygrade.......................V.P. Regional Sales and National Accounts........................Vicky Wass
Papetti's Hygrade....................................V.P. Operations.................................Toby Catherman
Papetti's Hygrade.................................V.P. Industrial Sales................................John Brommer

[FN]
*    two year level

AS OF AUGUST 9, 1999